UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, Genesco Inc.’s (the “Company”) Senior Vice President and Chief Financial Officer, Cassandra E. Harris, tendered her resignation as an officer and employee of the Company effective March 6, 2026, to pursue opportunities outside the retail industry. Ms. Harris’ departure is not the result of any disagreement with the Company or any matter related to the Company’s operations, financial statements or accounting policies or practices. The Company and Ms. Harris have entered into a Consulting Agreement dated January 29, 2026, pursuant to which Ms. Harris will continue to support the Company as a consultant and principal accounting officer from March 7, 2026, through the filing of the Company’s fiscal year 2026 Form 10-K, anticipated to be filed on March 25, 2026, assisting with an orderly transition. The Company has agreed to pay Ms. Harris $12,000 for her transition services pursuant to the Consulting Agreement. A copy of the Consulting Agreement with Ms. Harris is expected to be filed with the fiscal year 2026 Form 10-K. The above summary of the Consulting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Consulting Agreement.

The Company will engage in a search for a new Chief Financial Officer. Following Ms. Harris’ resignation on March 6, 2026, Mimi E. Vaughn, the Company’s President and Chief Executive Officer, will become the Company’s Interim Chief Financial Officer until the Company names a successor. In addition to serving as the Company’s President and Chief Executive Officer, Ms. Vaughn also served as the Company’s Senior Vice President - Finance and Chief Financial Officer from February 2015 until June 2019. Until the Company names a successor, Ms. Vaughn will lead a team of the Company’s experienced financial leadership team and management.

Ms. Vaughn will not receive any additional compensation for assuming the duties of Interim Chief Financial Officer and no changes were made to Ms. Vaughn’s severance arrangements in connection with this appointment.

Biographical information for Ms. Vaughn can be found in the Company’s definitive proxy statement for its 2025 annual meeting of shareholders filed with the Securities and Exchange Commission on May 16, 2025, and is incorporated herein by reference.

Ms. Vaughn has no family relationships with any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Genesco Inc. dated January 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

Date:	January 29, 2026	By:	/s/ Scott E. Becker
Scott E. Becker Senior Vice President, Corporate Secretary and General Counsel